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                   [DONALDSON, LUFKIN & JENRETTE LETTERHEAD]


     We hereby consent to (i) the inclusion of our opinion letter, dated July 26, 2000, to the Board of Directors of Symantec Corporation (the "Company") as Annex B to the Joint Proxy Statement/Prospectus of the Company and AXENT Technologies, Inc. ("AXENT") relating to the merger between AXENT and a wholly owned subsidiary of the Company and (ii) all references to DLJ in the sections captioned "SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS", "THE MERGER - Background of the Merger", and "THE MERGER - Opinion of Financial Advisor to Symantec" of the Joint Proxy Statement/Prospectus of the Company and AXENT which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                   DONALDSON, LUFKIN & JENRETTE
                                      SECURITIES CORPORATION


                                   By: /s/ BURKE SMITH
                                       -------------------------------
                                       Burke Smith
                                       Vice President

Los Angeles, California
October 31, 2000